Exhibit 10.1

AMENDMENT NO. 2
TO
INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of January 19, 2024, by and between FTAC Emerald Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on December 15, 2021, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $251,180,354 of net proceeds of the Offering and sale of the Private Placement Units (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of December 15, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Original Agreement was amended on September 19, 2023 to: (i) extend the date by which the Company has to consummate a business combination from September 20, 2023 to January 19, 2024 (or such earlier date as determined by the Company’s Board of Directors) (the “First Amendment”);

WHEREAS, the Company has sought the approval of the holders of its Class A common stock and holders of its Class B common stock, par value $0.0001 per share (together the “Common Stock”), at a special meeting to: (i) amend the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to (a) extend the date by which the Company has to consummate a business combination from January 19, 2024 to December 20, 2024 (the “Extended Termination Date”), and (b) provide the board of directors of the Company (the “Board”) with the right to cause the Company to redeem 100% of the shares of Common Stock included as part of the units sold in the Offering at any time prior to the Extended Termination Date (the “Early Termination Date”); and (ii) a proposal to amend the Original Agreement, as amended by the First Amendment, to (a) change the date by which the Company has to consummate a business combination from January 19, 2024 to the Extended Termination Date, or in the Board’s sole discretion, the Early Termination Date as set forth in the Charter Amendment;

WHEREAS, holders of 65% of the then issued and outstanding shares of Common Stock, voting together as a single class, approved the Charter Amendment and this Amendment; and

WHEREAS, the parties desire to amend the Original Agreement, as amended by the First Amendment, to, among other things, reflect the amendments contemplated by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Trust Agreement. Section 1(i) of the Original Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company (and in the case of Exhibit A, jointly signed by the Representative), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay franchise and income taxes as provided in this Agreement only as directed in the Termination Letter and the other documents referred to therein, (y) December 20, 2024 (the “Termination Date”), or (z) such earlier date as may be determined by the Board in its sole discretion, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay franchise and income taxes, shall be distributed to the Public Stockholders of record as of such date. The Trustee agrees to serve as the paying agent of record (“Paying Agent”) with respect to any distribution of Property that is to be made to the Public Stockholders and, in its separate capacity as Paying Agent, agrees to distribute such Property directly to the Company’s Public Stockholders in accordance with the terms of this Agreement and the Company’s Certificate of Incorporation in effect at the time of such distribution;”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

FTAC Emerald Acquisition Corp.

By:	/s/ Bracebridge H. Young, Jr.
Name:	Bracebridge H. Young, Jr.
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Investment Management Trust Agreement]